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                                                               Exhibit (h)(i)(A)

                           FORM OF AMENDED SCHEDULE A
                             Dated November 30, 2002
  to the Amended and Restated Transfer Agency and Accounting Services Agreement


I. Funds

Fifth Third Government Money Market Fund                   Fifth Third Institutional Government Money Market Fund
Fifth Third Prime Money Market Fund                        Fifth Third Institutional Money Market Fund
Fifth Third Municipal Money Market Fund                    Fifth Third Michigan Municipal Money Market Fund
Fifth Third U.S. Treasury Money Market Fund                Fifth Third Ohio Tax Exempt Money Market Fund
Fifth Third Quality Growth Fund                            Fifth Third International GDP Fund
Fifth Third Disciplined Large Cap Value Fund               Fifth Third Small Cap Growth Fund
Fifth Third Balanced Fund                                  Fifth Third Equity Index Fund
Fifth Third Mid Cap Growth Fund                            Fifth Third Large Cap Core Fund
Fifth Third Technology Fund                                Fifth Third Short Term Bond Fund
Fifth Third Intermediate Bond Fund                         Fifth Third Michigan Municipal Bond Fund
Fifth Third Bond Fund                                      Fifth Third Municipal Bond Fund
Fifth Third U.S. Government Bond Fund                      Fifth Third LifeModel Conservative Fund(SM)
Fifth Third Intermediate Municipal Bond Fund               Fifth Third LifeModel Moderately Conservative Fund(SM)
Fifth Third Ohio Municipal Bond Fund                       Fifth Third LifeModel Moderate Fund(SM)
Fifth Third Strategic Income Fund                          Fifth Third LifeModel Moderately Aggressive Fund(SM)
Fifth Third Multi Cap Value Fund                           Fifth Third LifeModel Aggressive Fund(SM)
Fifth Third Worldwide Fund                                 Fifth Third Small Cap Value Fund
Fifth Third Micro Cap Value Fund                           Fifth Third International Equity Fund


II. Compensation

(a)  Transfer Agency Fees

              (1) 0.0225 percent of average daily net assets per annum.

                  There shall be an anuual fee of $7,500 per additional Class of shares per Fund. There shall also be fees of $18 per account per year for all accounts maintained by either the Transfer Agent or by BISYS Fund Services Ohio, Inc. when acting as (and compensated by the Transfer Agent for services as) Sub-Transfer Agent under this agreement.

(b)  Fund Accounting Fees (Per Fund Per Year)

              (1) All Funds Except International Equity Fund

               Assets                                               Fees
               ------                                               ----

               Up to $500 million                                   0.020%
               Over $500 million and up to $1 billion               0.015%
               Over $1 billion                                      0.010%

              There shall be an annual fee of $10,000 per additional Class of shares per Fund. The minimum annual fee per Fund shall be $30,000.

              (2) International Equity Fund

              0.050% of Fund assets, with a minimum fee of $50,000 per year.

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          In addition to the above Fund accounting fees, the Funds shall reimburse Fifth Third Bank for certain out-of-pocket expenses, including pricing of portfolio securities.


                                    FIFTH THIRD FUNDS

                                    By: ________________________________
                                    Title:


                                    FIFTH THIRD BANK

                                    By: ________________________________
                                    Title: